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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Annual Report (Form 10-K) of International Lottery & Totalizator Systems, Inc. of our report dated February 21, 1997 except for Note 1, as to which the date is March 24, 1997 included in the 1996 Annual Report to Shareholders of International Lottery & Totalizator Systems, Inc.

         Our audits also included the financial statement schedule of International Lottery & Totalizator Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 2-99618) pertaining to the 1982 Employee Stock Option Plan, (Form S-8, No. 33-34121) pertaining to the 1986 Employee Stock Option Plan, (Form S-8, No. 33-34123) pertaining to the 1988 Employee Stock Option Plan of International Lottery & Totalizator Systems, Inc., (Form S-8, No.33- 79938) pertaining to the 1990 Stock Incentive Plan, (Form S-8, No. 33-69008) pertaining to the 1993 Directors' Stock Option Plan and the Registration Statement (Form S-3, No. 33-78194) pertaining to the offer of Common Stock for certain Shareholders and in the related Prospectuses of our report dated February 21, 1997 except for Note 1, as to which the date is March 24, 1997, with respect to the consolidated financial statements and schedule ofInternational Lottery & Totalizator Systems, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                               ERNST & YOUNG LLP


San Diego, California
March 26, 1997